Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,433,231
Unrealized Gain (Loss) on Market Value of Futures	(13,305)
Interest Income	5,513
ETF Transaction Fees	1,000
Total Income (Loss)	$3,426,439

Expenses
Investment Advisory Fee	$11,613
Audit & K-1 Tax Expense	12,710
Brokerage Commissions	3,297
NYMEX License Fee	501
Non-interested Directors' Fees and Expenses	156
Total Expenses	28,277
Audit & K-1 Tax Expense Waiver	(9,807)
Net Expenses	$18,470
Net Gain (Loss)	$3,407,969

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/09	$20,209,419
Additions (100,000 Units)	2,221,639
Net Gain (Loss)	3,407,969

Net Asset Value End of Period	$25,839,027
Net Asset Value Per Unit (1,100,000 Units)	$23.49

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2009 is accurate and complete.

/s/ Howard Mah
Howard Mah Chief Financial Officer United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502